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                                  EXHIBIT 99.1

                      Gerson, Preston, Robinson & Co., P.A.

February 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Non-Invasive Monitoring Systems, Inc.

Dear Sir/Madam:

This is to confirm that the client-auditor relationship between Non-Invasive Monitoring Systems, Inc. and Gerson, Preston, Robinson & Co., P.A. ceased as of January 21, 2003 in regard to all accounting and auditing services and all quarterly reports up through and including October 31, 2002. For the most recent fiscal year and any subsequent interim period through Gerson, Preston, Robinson & Co., P.A.'s dismissal on January 21, 2003, there has been no disagreement between the Company and Gerson, Preston, Robinson & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gerson, Preston, Robinson & Co., P.A. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

I have read Item 4(a)(ii) included in the Form 8K dated January 21, 2003 of Non-Invasive Monitoring Systems, Inc. filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.

                                       /s/ Gerson, Preston, Robinson & Co., P.A.

                                       Gerson, Preston, Robinson & Co., P.A.
                                       Certified Public Accountants